Exhibit 99.1

RLI REPORTS THIRD QUARTER 2018 RESULTS

PEORIA, ILLINOIS, October  17, 2018 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2018 net earnings of $39.4 million ($0.88 per share), compared to $1.7 million ($0.04 per share) for the third quarter of 2017. Operating earnings(1) for the third quarter of 2018 were $20.8 million ($0.46 per share) compared to $1.7 million ($0.04 per share) for the same period in 2017.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2018	2017	2018	2017
Net earnings (2)	$0.88	$0.04	$1.90	$1.07
Operating earnings (1)	$0.46	$0.04	$1.66	$1.08

(1)See discussion below: Non-GAAP and Performance Measures.

(2)Unrealized losses on equity securities and the related taxes were included in net earnings in 2018. See discussion below: Recently Adopted Accounting Standard and Tax Reform.

Highlights for the quarter included:

•	Underwriting income(1) of $7.8 million, resulting in a combined ratio(1) of 96.1.
•	8% increase in gross premiums written and 15% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $9.7 million net increase in underwriting income.
•	Losses from Hurricane Florence resulting in a $6.4 million net decrease to underwriting income.
•	Book value per share of $19.60, an increase of 5% from year-end 2017, inclusive of dividends.

“In the third quarter, our business continued to exhibit strong momentum,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Premium was up across much of our product portfolio, while underwriting results were modestly impacted by Hurricane Florence. Investment income growth supported our underwriting results and contributed to our $0.46 of operating income per share in the quarter. We have expanded our presence in new niches and markets that value our underwriting expertise, continue to successfully grow our more established products and remain consistently focused on our trademark underwriting discipline.”

Underwriting Income

RLI achieved $7.8 million of underwriting income in the third quarter of 2018 on a 96.1 combined ratio, compared to $14.9 million of underwriting loss on a 108.2 combined ratio in the same quarter for 2017. Results for both years include favorable development in prior years’ loss reserves which totaled $9.7 million and $14.9 million for 2018 and 2017, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)	Third Quarter		Combined Ratio(1)	Third Quarter
(in millions)	2018	2017		2018	2017
Casualty	$(1.9)	$3.6	Casualty	101.5	97.0
Property	2.6	(27.5)	Property	93.3	182.0
Surety	7.1	9.0	Surety	76.4	69.9
Total	$7.8	$(14.9)	Total	96.1	108.2

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

RLI’s net investment income for the quarter increased 15.0% to $16.3 million, compared to the same period in 2017. For the nine-month period ended September 30, 2018, investment income was $45.1 million versus $40.4 million for the same period in 2017. The investment portfolio’s total return was 1.5% for the quarter and 0.7% through the nine-month period.

Comprehensive earnings were $31.7 million for the quarter ($0.70 per share) compared to $10.2 million ($0.23 per share) for the same quarter in 2017. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/losses from the fixed income portfolio in 2018 and after-tax unrealized gains/losses from the fixed income and equity portfolios in 2017. See Recently Adopted Accounting Standard and Tax Reform discussion below.

Equity in earnings of unconsolidated investees was $3.6 million for the quarter compared to $3.7 million from the same period last year. These results are related to Maui Jim, Inc. ($2.6 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($1.0 million), a specialty insurance company. For the third quarter of 2017, equity in earnings of unconsolidated investees from Maui Jim and Prime was $3.1 million and $0.6 million, respectively. For the nine-month period ended September 30, 2018, equity in earnings of unconsolidated investees was $15.9 million versus $15.4 million in 2017.

Dividends Paid in the Third Quarter of 2018

On September 20, 2018, the company paid an ordinary dividend of $0.22 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $616 million paid over the last five years.

Recently Adopted Accounting Standard and Tax Reform

As disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2017, accounting guidance for financial instruments changed in 2018 under ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. We adopted this accounting standard update, effective January 1, 2018, using a cumulative-effect adjustment. This adjustment moved the historical unrealized gains and losses, net of tax, on the equity portfolio from accumulated other comprehensive earnings to retained earnings, but had no impact on overall shareholders’ equity. In addition, for 2018 and forward, the change in fair value for equity securities is required to be recognized through net earnings rather than through other comprehensive income. As defined below, we exclude these unrealized gains and losses in arriving at operating earnings and earnings per share from operations. For the third quarter of 2018, $4.8 million of unrealized gains, gross of tax, were recognized within pre-tax earnings and the income tax expense was increased by $1.0 million. The impact to our income statement will vary depending upon the level of volatility in the performance of the securities held in our equity portfolio and the overall market.

The change in the federal corporate tax rate from 35% to 21% commencing January 1, 2018, as enacted by the Tax Cuts and Jobs Act of 2017 (TCJA), contributed to a lower effective tax rate for 2018 as compared to 2017.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities for 2018 only and taxes related thereto. The adjustment for net unrealized gains/(losses) on equity securities is only applicable for 2018 due to the adoption of the above mentioned accounting standard update. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2018 financial highlights below.

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Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 18, 2018, RLI was named as one of the insurance industry’s top performing companies by Ward Group for the 28th consecutive year. RLI is one of only two property-casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) tomorrow, October  18, 2018, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/pb3a8j4k.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2017.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 43 consecutive years and delivered underwriting profits for 22 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
			2018	2017	2018	2017
			3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share(1)			$0.46	$0.04	$1.66	$1.08

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves		$0.11	$0.15	$0.36	$0.23
•	Favorable development in property prior years' reserves		$0.01	$0.02	$0.07	$0.06
•	Favorable development in surety prior years' reserves		$0.03	$0.04	$0.16	$0.16
•	Catastrophe impact
	▪	Hurricane Florence	$(0.11)	$-	$(0.11)	$-
	▪	2018 Hawaii volcanic activity	$-	$-	$(0.10)	$-
	▪	2018 storms	$-	$-	$(0.05)	$-
	▪	Hurricanes Harvey, Irma and Maria	$-	$(0.46)	$-	$(0.46)
	▪	2017 and prior events	$0.02	$0.01	$0.02	$(0.02)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2018	2017		% Change	2018	2017	% Change
Net premiums earned	$200,815		$182,025	10.3%	$587,364	$549,641	6.9%
Net investment income	16,314		14,187	15.0%	45,123	40,430	11.6%
Net realized gains (losses)	18,647		35	-	47,900	(700)	-
Net unrealized gains (losses) on equity securities	4,848		-	-	(34,535)	-	-
Consolidated revenue	$240,624		$196,247	22.6%	$645,852	$589,371	9.6%

Loss and settlement expenses	$110,231		$123,190	(10.5)%	$304,305	$306,927	(0.9)%
Policy acquisition costs	68,414		62,066	10.2%	201,473	186,264	8.2%
Insurance operating expenses	14,408		11,701	23.1%	42,191	38,582	9.4%
Interest expense on debt	1,862		1,856	0.3%	5,576	5,569	0.1%
General corporate expenses	2,947		1,956	50.7%	7,871	7,816	0.7%
Total expenses	$197,862		$200,769	(1.4)%	$561,416	$545,158	3.0%

Equity in earnings of unconsolidated investees	3,587		3,660	(2.0)%	15,853	15,404	2.9%
Earnings (loss) before income taxes	$46,349		$(862)	-	$100,289	$59,617	68.2%
Income tax expense (benefit)	6,977		(2,596)	-	15,450	11,847	30.4%
Net earnings	$39,372		$1,734	-	$84,839	$47,770	77.6%

Other comprehensive earnings (loss), net of tax	(7,696)		8,444	-	(41,769)	30,812	-
Comprehensive earnings	$31,676		$10,178	211.2%	$43,070	$78,582	(45.2)%

Operating earnings(1):

Net earnings	$39,372		$1,734	-	$84,839	$47,770	77.6%
Less:
Realized (gains) losses	(18,647)		(35)	-	(47,900)	700	-
Income tax on realized gains (losses)	3,916		12	-	10,059	(245)	-
Unrealized (gains) losses on equity securities	(4,848)		-	-	34,535	-	-
Income tax on unrealized gains (losses) on equity securities	1,018		-	-	(7,252)	-	-
Operating earnings	$20,811		$1,711	-	$74,281	$48,225	54.0%

Return on Equity:
Net earnings (trailing four quarters)					16.6%	9.2%
Comprehensive earnings (trailing four quarters)					12.2%	8.7%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	44,940		44,515		44,760	44,517

Net earnings per share	$0.88		$0.04	-	$1.90	$1.07	77.6%
Less:
Realized (gains) losses	(0.42)		-	-	(1.07)	0.02	-
Income tax on realized gains (losses)	0.09		-	-	0.22	(0.01)	-
Unrealized (gains) losses on equity securities	(0.11)		-	-	0.77	-	-
Income tax on unrealized gains (losses) on equity securities	0.02		-	-	(0.16)	-	-
EPS from operations(1)	$0.46		$0.04	-	$1.66	$1.08	53.7%

Comprehensive earnings per share	$0.70		$0.23	204.3%	$0.96	$1.77	(45.8)%

Cash dividends per share - ordinary	$0.22	$	$ 0.21	4.8%	$0.65	$0.62	4.8%

Net Cash Flow provided by Operations	$63,369		$71,363	(11.2)%	$163,369	$145,933	11.9%

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2018	2017	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,719,617	$1,672,239	2.8%
(amortized cost - $1,745,648 at 9/30/18)
(amortized cost - $1,646,411 at 12/31/17)
Equity securities	394,375	400,492	(1.5)%
(cost - $210,119 at 9/30/18)
(cost - $182,002 at 12/31/17)
Other invested assets	38,777	33,808	14.7%
Cash and cash equivalents	77,995	34,251	127.7%
Total investments and cash	$2,230,764	$2,140,790	4.2%

Premiums and reinsurance balances receivable	138,480	134,351	3.1%
Ceded unearned premiums	66,400	57,928	14.6%
Reinsurance balances recoverable on unpaid losses	320,027	301,991	6.0%
Deferred policy acquisition costs	84,232	77,716	8.4%
Property and equipment	55,469	55,849	(0.7)%
Investment in unconsolidated investees	95,007	90,067	5.5%
Goodwill and intangibles	54,626	59,302	(7.9)%
Other assets	28,517	29,250	(2.5)%
Total assets	$3,073,522	$2,947,244	4.3%

Unpaid losses and settlement expenses	$1,377,111	$1,271,503	8.3%
Unearned premiums	483,305	451,449	7.1%
Reinsurance balances payable	18,396	21,624	(14.9)%
Funds held	73,304	74,560	(1.7)%
Income taxes - deferred	38,260	53,768	(28.8)%
Bonds payable, long-term debt	149,068	148,928	0.1%
Accrued expenses	45,420	52,848	(14.1)%
Other liabilities	16,802	18,966	(11.4)%
Total liabilities	$2,201,666	$2,093,646	5.2%
Shareholders' equity	871,856	853,598	2.1%
Total liabilities & shareholders' equity	$3,073,522	$2,947,244	4.3%

OTHER DATA:

Common shares outstanding (in 000's)	44,485	44,148

Book value per share	$19.60	$19.33	1.4%
Closing stock price per share	$78.58	$60.66	29.5%
Cash dividends per share - ordinary (annualized)	$0.87	$0.83	4.8%
Cash dividends per share - special	$-	$1.75	-

Statutory surplus	$978,886	$864,554	13.2%

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$157,553		$50,933		$30,648		$239,134
Net premiums written	131,611		39,606		29,353		200,570
Net premiums earned	131,605		39,067		30,143		200,815
Net loss & settlement expenses	85,992	65.3%	20,144	51.6%	4,095	13.6%	110,231	54.9%
Net operating expenses	47,587	36.2%	16,302	41.7%	18,933	62.8%	82,822	41.2%
Underwriting income (loss) (1)	$(1,974)	101.5%	$2,621	93.3%	$7,115	76.4%	$7,762	96.1%

2017

Gross premiums written	$145,016		$44,613		$30,804		$220,433
Net premiums written	122,421		35,207		29,499		187,127
Net premiums earned	118,393		33,559		30,073		182,025
Net loss & settlement expenses	73,895	62.4%	46,037	137.2%	3,258	10.8%	123,190	67.7%
Net operating expenses	40,944	34.6%	15,041	44.8%	17,782	59.1%	73,767	40.5%
Underwriting income (loss) (1)	$3,554	97.0%	$(27,519)	182.0%	$9,033	69.9%	$(14,932)	108.2%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$476,529		$155,095		$94,189		$725,813
Net premiums written	399,562		120,891		90,294		610,747
Net premiums earned	387,068		111,439		88,857		587,364
Net loss & settlement expenses	246,391	63.7%	50,393	45.2%	7,521	8.5%	304,305	51.8%
Net operating expenses	138,236	35.7%	48,896	43.9%	56,532	63.6%	243,664	41.5%
Underwriting income (loss) (1)	$2,441	99.4%	$12,150	89.1%	$24,804	72.1%	$39,395	93.3%

2017

Gross premiums written	$431,874		$131,791		$92,582		$656,247
Net premiums written	365,653		103,016		88,293		556,962
Net premiums earned	354,636		103,849		91,156		549,641
Net loss & settlement expenses	227,103	64.0%	72,050	69.4%	7,774	8.5%	306,927	55.8%
Net operating expenses	122,212	34.5%	47,651	45.9%	54,983	60.3%	224,846	40.9%
Underwriting income (loss) (1)	$5,321	98.5%	$(15,852)	115.3%	$28,399	68.8%	$17,868	96.7%

(1)	See discussion above: Non-GAAP and Performance Measures.